CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Cyberboy, Inc.

We hereby consent to the use of our report dated February 8, 2000, for the period ended December 31, 1999 to be included in the form 10-SB in accordance with Section 12 of the Securities Exchange Act of 1934.


  /S/ Andersen, Andersen & Strong

Andersen, Andersen and Strong L.L.C.
February 8, 2000
Salt Lake City, Utah







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